Exhibit 99.1

Ventas Reports Six Percent Increase in 2nd Quarter 2013 Normalized FFO to $1.01 Per Diluted Share

Company Raises Full Year 2013 Normalized FFO Per Diluted Share Guidance to $4.06 to $4.10

CHICAGO--(BUSINESS WIRE)--July 26, 2013--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended June 30, 2013 increased seven percent to $298.4 million, from $277.8 million for the comparable 2012 period. Normalized FFO per diluted common share was $1.01 for the quarter ended June 30, 2013, a six percent increase from $0.95 for the comparable 2012 period. Weighted average diluted shares outstanding for the quarter rose by one percent to 295.1 million, compared to 292.6 million in the second quarter of 2012.

“We are pleased to deliver another quarter of excellent results and consistent, superior performance,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “With market-leading growth from our high-quality seniors housing operating portfolio, our total same-store cash flow growth was three percent, we successfully renewed or transitioned all 89 healthcare assets whose leases expired during the quarter, and we began to deploy the attractive capital we sourced earlier in the year in accretive investments,” she added. “We are increasing our full-year outlook, reflecting the strength of our business model and execution.”

The growth in second quarter 2013 normalized FFO per diluted common share compared to the second quarter of 2012 is due primarily to the Company's $2.7 billion of investments in 2012; net operating income increases in its high-quality private pay seniors housing communities managed by Atria Senior Living, Inc. (“Atria”) and Sunrise Senior Living, LLC (“Sunrise”), its triple-net lease portfolio and its medical office building (“MOB”) segment; and lower weighted average interest rates. These benefits were partially offset by higher debt balances; increases in net cash balances during the quarter resulting from capital raises, asset sales and receipt of loan repayments; and an increase in weighted average diluted shares outstanding.

Normalized FFO for the quarter ended June 30, 2013 excludes the net benefit (totaling $6.1 million, or $0.02 per diluted share) from an income tax benefit and net gains on debt extinguishment, offset by merger-related expenses and deal costs (including integration costs) and amortization of other intangibles. Normalized FFO for the quarter ended June 30, 2012 excluded the net expense (totaling $41.8 million, or $0.14 per diluted share) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt, and amortization of other intangibles, offset by an income tax benefit.

Normalized FFO for the six months ended June 30, 2013 increased 11 percent to $599.9 million, from $541.7 million for the comparable 2012 period. Normalized FFO per diluted common share was $2.04 for the six months ended June 30, 2013, a ten percent increase from $1.86 for the comparable 2012 period. Normalized FFO for the six months ended June 30, 2013 excludes the net expense (totaling $0.2 million, or $0.00 per diluted share) from merger-related expenses and deal costs (including integration costs) and amortization of other intangibles, offset by an income tax benefit and gains on debt extinguishment. Normalized FFO for the six months ended June 30, 2012 excluded the net expense (totaling $90.9 million, or $0.31 per diluted share) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt, non-cash income tax expense and amortization of other intangibles.

Net income attributable to common stockholders for the quarter ended June 30, 2013 was $114.6 million, or $0.39 per diluted common share, including discontinued operations of $(18.1) million. Net income attributable to common stockholders for the quarter ended June 30, 2012 was $74.0 million, or $0.25 per diluted common share, including discontinued operations of $31.3 million. This $40.6 million increase in net income attributable to common stockholders in the second quarter of 2013 over the prior year comparable period is primarily the result of the increases described above for normalized FFO, changes in losses on extinguishment of debt, decreases in merger-related expenses and deal costs (including integration costs) and income tax benefit increases, partially offset by year-over-year changes in discontinued operations.

Net income attributable to common stockholders for the six months ended June 30, 2013 was $226.8 million, or $0.77 per diluted common share, including discontinued operations of $(23.9) million. Net income attributable to common stockholders for the six months ended June 30, 2012 was $164.7 million, or $0.56 per diluted common share, including discontinued operations of $74.6 million. This $62.1 million increase in net income attributable to common stockholders for the six months ended June 30, 2013 over the prior year six-month period is primarily the result of the increases described above for normalized FFO, changes in losses on extinguishment of debt, decreases in merger-related expenses and deal costs (including integration costs) and income tax benefit increases, partially offset by year-over-year changes in discontinued operations and additional depreciation and amortization.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended June 30, 2013 increased 29 percent to $304.4 million, from $236.0 million in the comparable 2012 period. NAREIT FFO per diluted common share for the quarter ended June 30, 2013 increased 27 percent to $1.03, from $0.81 in the second quarter of 2012.

NAREIT FFO for the six months ended June 30, 2013 increased 33 percent to $599.7 million, from $450.8 million in the comparable 2012 period. NAREIT FFO per diluted common share for the six months ended June 30, 2013 increased 32 percent to $2.04, from $1.55 in the six months ended June 30, 2012.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

Second Quarter 2013 Same-Store NOI Grows 6.9 Percent Year over Year and Occupancy Rises 160 Basis Points

At June 30, 2013, the Company's seniors housing operating portfolio included 227 communities, seven of which were acquired in the second quarter of 2013: 132 seniors housing communities managed by Atria and 95 seniors housing communities managed by Sunrise. Second quarter 2013 Net Operating Income (“NOI”) after management fees for this portfolio totaled $110.1 million.

For the 196 private pay seniors housing communities owned by the Company for the full second quarters of 2013 and 2012 (“same-store”), average unit occupancy rose 160 basis points to 90.8 percent, NOI after management fees grew 6.9 percent and REVPOR (revenue per occupied room) grew 3.7 percent in the second quarter of 2013 compared to the second quarter of 2012.

SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Investments and Dispositions

  Since April 1, 2013, Ventas invested $419 million in private pay seniors housing communities, MOBs and other assets. Atria became the operator of seven of these seniors housing communities at the time of closing. The expected first-year unlevered yield on these investments approximates 6.5 percent. $96 million of these investments occurred following quarter end.
  Since April 1, 2013, Ventas sold assets (including loans) and received final repayments on outstanding loans and investments totaling $160 million. Over $70 million of this activity occurred following quarter end.
  The Company has approximately $400 million of additional investments under contract. However, there can be no assurances as to whether or, if so, when these transactions will close.

Liquidity, Capital Raising and Balance Sheet

  Under its previously established “at-the-market” equity offering program (“ATM”), the Company received aggregate proceeds of approximately $77.4 million from sales of its common stock during the second quarter and none in the third quarter to date.
  The Company's debt to total capitalization at June 30, 2013 was approximately 29 percent. The Company's net debt to Adjusted Pro Forma EBITDA (as defined herein) at June 30, 2013 was 5.3x.
  At June 30, 2013, the Company had $260 million of borrowings outstanding under its unsecured revolving credit facility and $62 million of cash and cash equivalents. Currently, it has $300 million in borrowings outstanding under its unsecured revolving credit facility and approximately $56 million of cash and cash equivalents.

PORTFOLIO UPDATE AND ADDITIONAL INFORMATION

  The Company owned 1,283 properties for the full second quarters of 2013 and 2012 (“same-store”). Cash NOI growth for the Company's total same-store portfolio was approximately three percent in the second quarter of 2013 compared to the second quarter of 2012.
  As previously announced, Ventas entered into lease renewals, new leases or sale contracts for all 89 licensed healthcare facilities leased by Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) whose lease term was up for renewal May 1, 2013. All transactions and operating transitions were completed on or before July 1, 2013.
  The 143 skilled nursing facilities (“SNFs”) and long-term acute care hospitals (“LTACs”) currently master leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.0x for the trailing 12-month period ended March 31, 2013 (the latest date available).
  Supplemental information regarding the Company can be found on the Company's website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS RAISES 2013 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $4.06 TO $4.10

Ventas currently expects its 2013 normalized FFO per diluted share to range between $4.06 and $4.10, improving its previously announced 2013 guidance of between $3.99 and $4.07 per diluted share. The Company has included the impact of approximately $400 million of additional acquisitions in its updated guidance. For the full year, Ventas expects average fully diluted shares outstanding to be approximately 295 million.

The Company continues to expect that 2013 NOI from the Atria- and Sunrise-managed seniors housing communities that were included in its original full-year NOI guidance will be $430 million to $440 million. If achieved, this would represent five to eight percent same-store NOI growth.

Excluding non-cash items from normalized FFO (projected to be $0.12 per diluted share), computed consistent with prior periods, the midpoint of the Company's improved guidance range constitutes approximately ten percent per share growth in 2013. A reconciliation of the Company's guidance, and the non-cash items, to the Company's projected GAAP earnings is included elsewhere in this press release.

The Company's normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions, that all of the Company's tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company's normalized FFO guidance excludes, other than as specifically stated, (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company's debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company's income statement, and (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions.

The Company's guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

SECOND QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (857) 244-7319. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or at www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 58823878, beginning at approximately 12:00 p.m. Eastern Time and will be archived for 28 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,400 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2012 and for the year ending December 31, 2013; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in U.S. and Canadian currency exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company’s leases, including the rent escalators for two of the Company’s master lease agreements with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the healthcare industry resulting in a change of control of one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; and (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012

Assets
Real estate investments:
Land and improvements	$1,783,664	$1,764,208	$1,772,417	$1,754,826	$1,744,752
Buildings and improvements	17,238,843	16,977,860	16,920,821	16,552,534	16,181,392
Construction in progress	99,947	72,714	70,665	93,992	133,890
Acquired lease intangibles	990,548	984,023	981,704	965,500	920,116
	20,113,002	19,798,805	19,745,607	19,366,852	18,980,150
Accumulated depreciation and amortization	(2,977,154)	(2,803,068)	(2,634,075)	(2,447,175)	(2,256,197)
Net real estate property	17,135,848	16,995,737	17,111,532	16,919,677	16,723,953
Secured loans receivable and investments, net	470,441	490,107	635,002	215,775	213,193
Investments in unconsolidated entities	93,155	94,257	95,409	90,992	104,636
Net real estate investments	17,699,444	17,580,101	17,841,943	17,226,444	17,041,782
Cash and cash equivalents	62,421	57,690	67,908	58,530	52,803
Escrow deposits and restricted cash	94,492	99,225	105,913	76,908	114,883
Deferred financing costs, net	50,821	54,079	42,551	25,426	25,750
Other assets	889,404	915,826	921,685	1,053,591	987,043
Total assets	$18,796,582	$18,706,921	$18,980,000	$18,440,899	$18,222,261

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$8,420,073	$8,295,908	$8,413,646	$7,494,774	$7,204,727
Accrued interest	50,860	58,086	47,565	56,326	47,842
Accounts payable and other liabilities	887,314	910,692	995,156	1,049,043	1,059,385
Deferred income taxes	247,591	261,122	259,715	265,116	271,066
Total liabilities	9,605,838	9,525,808	9,716,082	8,865,259	8,583,020

Redeemable OP unitholder and noncontrolling interests	184,217	194,302	174,555	113,908	116,635

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 296,940, 295,823, 295,565, 295,534 and 295,370 shares issued at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively	74,248	73,969	73,904	73,896	73,855
Capital in excess of par value	9,996,095	9,904,694	9,920,962	9,941,030	9,932,839
Accumulated other comprehensive income	19,752	21,828	23,354	23,626	21,404
Retained earnings (deficit)	(943,384)	(861,434)	(777,927)	(680,888)	(609,487)
Treasury stock, 3,698, 3,736, 3,699, 0 and 0 shares at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively	(221,129)	(223,709)	(221,165)	—	—
Total Ventas stockholders' equity	8,925,582	8,915,348	9,019,128	9,357,664	9,418,611
Noncontrolling interest	80,945	71,463	70,235	104,068	103,995
Total equity	9,006,527	8,986,811	9,089,363	9,461,732	9,522,606
Total liabilities and equity	$18,796,582	$18,706,921	$18,980,000	$18,440,899	$18,222,261

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2013 and 2012
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2013	2012	2013	2012
Revenues:
Rental income:
Triple-net leased	$214,239	$204,561	$427,760	$407,798
Medical office buildings	110,946	89,110	222,092	153,075
	325,185	293,671	649,852	560,873
Resident fees and services	341,594	303,437	680,764	588,630
Medical office building and other services revenue	3,537	6,639	7,185	12,247
Income from loans and investments	14,733	8,152	30,836	16,188
Interest and other income	797	65	1,835	112
Total revenues	685,846	611,964	1,370,472	1,178,050

Expenses:
Interest	83,046	72,767	162,452	140,678
Depreciation and amortization	172,706	187,367	351,495	347,563
Property-level operating expenses:
Senior living	231,337	207,031	462,245	402,165
Medical office buildings	38,401	29,621	74,942	50,324
	269,738	236,652	537,187	452,489
Medical office building services costs	1,667	3,839	3,306	6,827
General, administrative and professional fees	27,327	26,423	56,101	48,621
(Gain) loss on extinguishment of debt, net	(720)	9,989	(720)	39,533
Merger-related expenses and deal costs	6,667	36,668	10,929	44,649
Other	4,385	1,510	8,972	3,086
Total expenses	564,816	575,215	1,129,722	1,083,446

Income before income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	121,030	36,749	240,750	94,604
(Loss) income from unconsolidated entities	(506)	514	423	831
Income tax benefit (expense)	12,064	5,179	10,320	(6,159)
Income from continuing operations	132,588	42,442	251,493	89,276
Discontinued operations	(18,055)	31,294	(23,862)	74,552
Net income	114,533	73,736	227,631	163,828
Net (loss) income attributable to noncontrolling interest	(47)	(289)	858	(823)
Net income attributable to common stockholders	$114,580	$74,025	$226,773	$164,651

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.45	$0.15	$0.86	$0.31
Discontinued operations	(0.06)	0.11	(0.08)	0.26
Net income attributable to common stockholders	$0.39	$0.26	$0.78	$0.57
Diluted:
Income from continuing operations attributable to common stockholders	$0.45	$0.14	$0.85	$0.30
Discontinued operations	(0.06)	0.11	(0.08)	0.26
Net income attributable to common stockholders	$0.39	$0.25	$0.77	$0.56

Weighted average shares used in computing earnings per common share:
Basic	292,635	290,170	292,049	289,281
Diluted	295,123	292,592	294,584	291,711

Dividends declared per common share	$0.67	$0.62	$1.34	$1.24

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2013 Quarters		2012 Quarters
	Second	First	Fourth	Third	Second

Revenues:
Rental income:
Triple-net leased	$214,239	$213,521	$207,570	$207,975	$204,561
Medical office buildings	110,946	111,146	108,951	100,814	89,110
	325,185	324,667	316,521	308,789	293,671
Resident fees and services	341,594	339,170	321,933	316,560	303,437
Medical office building and other services revenue	3,537	3,648	3,950	4,544	6,639
Income from loans and investments	14,733	16,103	14,690	9,035	8,152
Interest and other income	797	1,038	665	330	65
Total revenues	685,846	684,626	657,759	639,258	611,964

Expenses:
Interest	83,046	79,406	76,166	74,357	72,767
Depreciation and amortization	172,706	178,789	182,668	189,052	187,367
Property-level operating expenses:
Senior living	231,337	230,908	222,551	216,306	207,031
Medical office buildings	38,401	36,541	39,684	36,144	29,621
	269,738	267,449	262,235	252,450	236,652
Medical office building services costs	1,667	1,639	1,569	1,487	3,839
General, administrative and professional fees	27,327	28,774	23,022	26,867	26,423
(Gain) loss on extinguishment of debt, net	(720)	—	(699)	(1,194)	9,989
Merger-related expenses and deal costs	6,667	4,262	13,617	4,917	36,668
Other	4,385	4,587	1,887	1,966	1,510
Total expenses	564,816	564,906	560,465	549,902	575,215

Income before income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	121,030	119,720	97,294	89,356	36,749
(Loss) income from unconsolidated entities	(506)	929	249	17,074	514
Income tax benefit (expense)	12,064	(1,744)	3,555	8,886	5,179
Income from continuing operations	132,588	118,905	101,098	115,316	42,442
Discontinued operations	(18,055)	(5,807)	(14,972)	(3,495)	31,294
Net income	114,533	113,098	86,126	111,821	73,736
Net (loss) income attributable to noncontrolling interest	(47)	905	(141)	(61)	(289)
Net income attributable to common stockholders	$114,580	$112,193	$86,267	$111,882	$74,025

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.45	$0.40	$0.34	$0.39	$0.15
Discontinued operations	(0.06)	(0.02)	(0.05)	(0.01)	0.11
Net income attributable to common stockholders	$0.39	$0.38	$0.29	$0.38	$0.26
Diluted:
Income from continuing operations attributable to common stockholders	$0.45	$0.40	$0.34	$0.39	$0.14
Discontinued operations	(0.06)	(0.02)	(0.05)	(0.01)	0.11
Net income attributable to common stockholders	$0.39	$0.38	$0.29	$0.38	$0.25

Weighted average shares used in computing earnings per common share:
Basic	292,635	291,455	294,704	294,928	290,170
Diluted	295,123	293,924	297,089	297,407	292,592

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2013 and 2012
(In thousands)
	2013	2012
Cash flows from operating activities:
Net income	$227,631	$163,828
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	380,932	366,405
Amortization of deferred revenue and lease intangibles, net	(7,003)	(8,829)
Other non-cash amortization	(9,401)	(21,185)
Stock-based compensation	10,800	11,086
Straight-lining of rental income, net	(14,330)	(10,470)
(Gain) loss on extinguishment of debt, net	(873)	39,533
Gain on real estate dispositions, net (including amounts in discontinued operations)	(2,195)	(78,791)
Gain on real estate loan investments	(1,099)	559
Gain on sale of marketable securities	(856)	—
Income tax (benefit) expense (including amounts in discontinued operations)	(10,320)	6,138
Loss (income) from unconsolidated entities	818	(831)
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	—
Other	3,872	5,990
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(16,415)	861
Increase in accrued interest	3,315	10,259
Decrease in accounts payable and other liabilities	(55,947)	(23,745)
Net cash provided by operating activities	507,688	460,808
Cash flows from investing activities:
Net investment in real estate property	(283,622)	(899,404)
Purchase of noncontrolling interest	(6,124)	(3,934)
Investment in loans receivable and other	(32,332)	(27,260)
Proceeds from real estate disposals	24,290	8,847
Proceeds from loans receivable	218,043	33,223
Proceeds from sale or maturity of marketable securities	5,493	—
Funds held in escrow for future development expenditures	11,816	—
Development project expenditures	(48,284)	(60,561)
Capital expenditures	(32,459)	(23,812)
Other	(411)	(2,150)
Net cash used in investing activities	(143,590)	(975,051)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	(280,926)	(88,654)
Proceeds from debt	918,455	1,269,315
Repayment of debt	(685,518)	(645,722)
Payment of deferred financing costs	(12,997)	(2,980)
Issuance of common stock, net	82,384	342,469
Cash distribution to common stockholders	(392,230)	(361,957)
Cash distribution to redeemable OP unitholders	(2,313)	(2,241)
Purchases of redeemable OP units	(208)	(611)
Contributions from noncontrolling interest	2,094	—
Distributions to noncontrolling interest	(5,045)	(2,907)
Other	6,808	14,509
Net cash (used in) provided by financing activities	(369,496)	521,221
Net (decrease) increase in cash and cash equivalents	(5,398)	6,978
Effect of foreign currency translation on cash and cash equivalents	(89)	18
Cash and cash equivalents at beginning of period	67,908	45,807
Cash and cash equivalents at end of period	$62,421	$52,803

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$90,020	$364,883
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(134,003)
Other assets acquired	2,562	81,509
Debt assumed	68,602	250,363
Other liabilities	10,493	26,639
Deferred income tax liability	1,794	5,895
Noncontrolling interests	11,693	25,166
Equity issued	—	4,326
Debt transferred on the sale of assets	—	14,535

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2013 Quarters		2012 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$114,533	$113,098	$86,126	$111,821	$73,736
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	193,989	186,943	201,748	196,622	201,769
Amortization of deferred revenue and lease intangibles, net	(3,693)	(3,310)	(4,153)	(4,136)	(3,669)
Other non-cash amortization	(4,072)	(5,329)	(8,617)	(10,141)	(11,077)
Stock-based compensation	5,138	5,662	4,255	5,443	6,252
Straight-lining of rental income, net	(6,465)	(7,865)	(7,330)	(6,242)	(5,580)
(Gain) loss on extinguishment of debt, net	(873)	—	(699)	(1,194)	9,989
Gain on real estate dispositions, net (including amounts in discontinued operations)	(1,718)	(477)	(1,804)	(357)	(38,558)
Gain on real estate loan investments	(759)	(340)	(5,789)	—	—
Gain on sale of marketable securities	(856)	—	—	—	—
Income tax (benefit) expense (including amounts in discontinued operations)	(12,064)	1,744	(3,555)	(8,869)	(5,167)
Loss (income) from unconsolidated entities	506	312	(249)	(429)	(514)
Gain on re-measurement of equity interest upon acquisition, net	—	(1,241)	—	(16,645)	—
Other	967	2,905	3,942	482	2,908
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(5,956)	(10,459)	15,686	(12,791)	(414)
(Decrease) increase in accrued interest	(7,215)	10,530	(8,761)	8,471	(10,193)
Increase (decrease) in accounts payable and other liabilities	5,921	(61,868)	12,697	(13,524)	(3,635)
Net cash provided by operating activities	277,383	230,305	283,497	248,511	215,847
Cash flows from investing activities:
Net investment in real estate property	(227,447)	(56,175)	(298,153)	(255,508)	(898,904)
Purchase of private investment funds	—	—	(276,419)	—	—
Purchase of noncontrolling interest	(2,938)	(3,186)	—	—	(3,934)
Investment in loans receivable and other	(29,543)	(2,789)	(422,035)	(3,263)	(4,787)
Proceeds from real estate disposals	13,040	11,250	73,900	66,298	—
Proceeds from loans receivable	71,649	146,394	8,402	1,594	15,979
Proceeds from sale or maturity of marketable securities	5,493	—	37,500	—	—
Funds held in escrow for future development expenditures	6,376	5,440	(28,050)	—	—
Development project expenditures	(26,696)	(21,588)	(23,883)	(29,558)	(29,287)
Capital expenditures	(12,664)	(19,795)	(27,160)	(18,458)	(13,793)
Other	(333)	(78)	115	40	(13)
Net cash (used in) provided by investing activities	(203,063)	59,473	(955,783)	(238,855)	(934,739)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	94,990	(375,916)	(163,983)	337,575	293,744
Proceeds from debt	1,584	916,871	1,142,023	299,067	601,985
Repayment of debt	(49,725)	(635,793)	(90,023)	(457,278)	(346,921)
Payment of deferred financing costs	811	(13,808)	(19,513)	(1,277)	(1,187)
Issuance of common stock, net	77,334	5,050	—	—	342,469
Cash distribution to common stockholders	(196,530)	(195,700)	(183,306)	(183,283)	(182,704)
Cash distribution to redeemable OP unitholders	(1,162)	(1,151)	(1,088)	(1,117)	(1,129)
Purchases of redeemable OP units	(100)	(108)	(2,841)	(1,149)	(378)
Contributions from noncontrolling interest	2,094	—	—	—	—
Distributions to noncontrolling interest	(3,595)	(1,450)	(1,180)	(1,128)	(1,315)
Other	4,750	2,058	1,573	4,621	13,944
Net cash (used in) provided by financing activities	(69,549)	(299,947)	681,662	(3,969)	718,508
Net increase (decrease) in cash and cash equivalents	4,771	(10,169)	9,376	5,687	(384)
Effect of foreign currency translation on cash and cash equivalents	(40)	(49)	2	40	(37)
Cash and cash equivalents at beginning of period	57,690	67,908	58,530	52,803	53,224
Cash and cash equivalents at end of period	$62,421	$57,690	$67,908	$58,530	$52,803

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$81,181	$8,839	$84,939	$132,872	$310,002
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	—	—	(96,204)
Other assets acquired	1,894	668	(22,159)	18,380	86,635
Debt assumed	68,602	—	44,923	117,539	232,629
Other liabilities	4,071	6,422	9,707	34,045	33,628
Deferred income tax liability	262	1,532	—	(1,596)	5,895
Noncontrolling interests	10,140	1,553	8,150	1,264	28,281
Equity issued	—	—	—	—	—
Debt transferred on the sale of assets	—	—	—	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) Including and Excluding Non-Cash Items[1]
(Dollars in thousands, except per share amounts)

							Tentative Estimates
							Preliminary and
							Subject to Change		YOY
	2012				2013		FY2013 - Guidance		Growth (2)
	Q2	Q3	Q4	FY	Q1	Q2	Low	High	'12-'13E
Net income attributable to common stockholders	$74,025	$111,882	$86,267	$362,800	$112,193	$114,580	$455,729	$495,029
Net income attributable to common stockholders per share	$0.25	$0.38	$0.29	$1.23	$0.38	$0.39	$1.54	$1.68

Adjustments:
Depreciation and amortization on real estate assets	186,366	187,800	181,400	714,860	177,511	171,290	699,679	689,679
Depreciation on real estate assets related to noncontrolling interest	(2,336)	(2,221)	(2,435)	(8,503)	(2,502)	(2,617)	(9,373)	(11,373)
Depreciation on real estate assets related to unconsolidated entities	2,131	1,700	1,510	7,516	1,646	1,622	7,035	6,035
Gain on re-measurement of equity interest upon acquisition, net	—	(16,645)	—	(16,645)	(1,241)	—	(1,241)	(1,241)
Discontinued operations:
(Gain) loss on real estate dispositions, net	(38,558)	(357)	(1,804)	(80,952)	(477)	(1,718)	(195)	(4,195)
Depreciation and amortization on real estate assets	14,402	7,570	19,079	45,491	8,154	21,284	32,000	30,000
Subtotal: funds from operations add-backs	162,005	177,847	197,750	661,767	183,091	189,861	727,905	708,905
Subtotal: funds from operations add-backs per share	$0.55	$0.60	$0.67	$2.25	$0.62	$0.64	$2.47	$2.40
Funds From Operations	$236,030	$289,729	$284,017	$1,024,567	$295,284	$304,441	$1,183,634	$1,203,934	17%
Funds From Operations per share	$0.81	$0.97	$0.96	$3.48	$1.00	$1.03	$4.01	$4.08	16%

Adjustments:
Merger-related expenses and deal costs	36,668	4,917	13,617	63,183	4,262	6,592	15,000	20,000
Income tax expense (benefit)	(5,166)	(8,870)	(3,555)	(6,286)	1,744	(12,064)	(7,500)	(10,000)
Loss (gain) on extinguishment of debt	9,989	(1,194)	(699)	37,640	—	(873)	5,000	(5,000)
Change in fair value of financial instruments	60	58	(52)	99	25	—	25	25
Amortization of other intangibles	255	256	255	1,022	256	255	1,522	522
Subtotal: normalized funds from operations add-backs	41,806	(4,833)	9,566	95,658	6,287	(6,090)	14,047	5,547
Subtotal: normalized funds from operations add-backs per share	$0.14	$(0.02)	$0.03	$0.32	$0.02	$(0.02)	$0.05	$0.02
Normalized Funds From Operations	$277,836	$284,896	$293,583	$1,120,225	$301,571	$298,351	$1,197,681	$1,209,481	7%
Normalized Funds From Operations per share	$0.95	$0.96	$0.99	$3.80	$1.03	$1.01	$4.06	$4.10	7%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and
lease intangibles, net	(3,669)	(4,136)	(4,153)	(17,118)	(3,310)	(3,693)	(14,386)	(14,386)
Other non-cash amortization, including fair market value of debt	(11,077)	(10,141)	(8,617)	(39,943)	(5,329)	(4,072)	(16,169)	(17,169)
Stock-based compensation	6,252	5,443	4,255	20,784	5,662	5,138	20,457	21,457
Straight-lining of rental income, net	(5,580)	(6,242)	(7,330)	(24,042)	(7,865)	(6,465)	(26,034)	(26,534)
Subtotal: non-cash items included in normalized FFO	(14,074)	(15,076)	(15,845)	(60,319)	(10,842)	(9,092)	(36,132)	(36,632)
Subtotal: normalized funds from operations add-backs per share	$(0.05)	$(0.05)	$(0.05)	$(0.20)	$(0.04)	$(0.03)	$(0.12)	$(0.12)
Normalized FFO, excluding non-cash items	$263,762	$269,820	$277,738	$1,059,906	$290,729	$289,259	$1,161,549	$1,172,849	10%
Normalized FFO, excluding non-cash items per share	$0.90	$0.91	$0.93	$3.60	$0.99	$0.98	$3.94	$3.98	10%
Weighted average diluted shares	292,592	297,407	297,089	294,488	293,924	295,123	294,995	294,995

1 Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

2 2012-2013E growth assumes the midpoint of 2013 guidance.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments; (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (e) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (f) the financial impact of contingent consideration; (g) charitable donations made to the Ventas Charitable Foundation; and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended June 30, 2013, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, merger-related expenses and deal costs, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$114,580
Pro forma adjustments for current period investments, capital
transactions and dispositions	4,808
Pro forma net income for the three months ended June 30, 2013	119,388
Add back:
Pro forma interest (including discontinued operations)	85,388
Pro forma depreciation and amortization (including discontinued operations)	194,124
Stock-based compensation	5,138
Gain on real estate dispositions, net	(1,718)
Gain on extinguishment of debt, net	(873)
Income tax benefit	(12,064)
Other taxes	1,197
Merger-related expenses and deal costs	4,431
Adjusted Pro Forma EBITDA	$395,011
Adjusted Pro Forma EBITDA annualized	$1,580,044

As of June 30, 2013:
Debt	$8,420,073
Cash, including cash escrows pertaining to debt	(95,345)
Net debt	$8,324,728

Net debt to Adjusted Pro Forma EBITDA	5.3	x

Non-GAAP Financial Measures Reconciliation
(In thousands, except per share amounts)

	For the Six Months
	Ended June 30,
	2013	2012

Net income attributable to common stockholders	$226,773	$164,651
Adjustments:
Depreciation and amortization on real estate assets	348,801	345,660
Depreciation on real estate assets related to noncontrolling interest	(5,119)	(3,847)
Depreciation on real estate assets related to unconsolidated entities	3,268	4,306
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	—
Discontinued operations:
Gain on real estate dispositions, net	(2,195)	(78,791)
Depreciation and amortization on real estate assets	29,438	18,842
FFO	599,725	450,821
Merger-related expenses and deal costs	10,854	44,649
Income tax (benefit) expense	(10,320)	6,139
(Gain) loss on extinguishment of debt, net	(873)	39,533
Change in fair value of financial instruments	25	93
Amortization of other intangibles	511	511
Normalized FFO	$599,922	$541,746

Per diluted share (1):
Net income attributable to common stockholders	$0.77	$0.56
Adjustments:
Depreciation and amortization on real estate assets	1.18	1.18
Depreciation on real estate assets related to noncontrolling interest	(0.02)	(0.01)
Depreciation on real estate assets related to unconsolidated entities	0.01	0.01
Gain on re-measurement of equity interest upon acquisition, net	0.00	—
Discontinued operations:
Gain on real estate dispositions, net	(0.01)	(0.27)
Depreciation and amortization on real estate assets	0.10	0.06
FFO	2.04	1.55
Merger-related expenses and deal costs	0.04	0.15
Income tax (benefit) expense	(0.04)	0.02
(Gain) loss on extinguishment of debt, net	0.00	0.14
Change in fair value of financial instruments	0.00	0.00
Amortization of other intangibles	0.00	0.00
Normalized FFO	$2.04	$1.86

(1) Per share amounts may not add due to rounding.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI by Segment
(In thousands)

	2013 Quarters		2012 Quarters
	Second	First	Fourth	Third	Second
Revenues

Triple-Net
Triple-Net Rental Income	$214,239	$213,521	$207,570	$207,975	$204,561

Medical Office Buildings
Medical Office - Stabilized	102,083	102,450	100,027	92,458	80,336
Medical Office - Lease up	8,863	8,696	8,924	8,356	8,774
Total Medical Office Buildings - Rental Income	110,946	111,146	108,951	100,814	89,110
Total Rental Income	325,185	324,667	316,521	308,789	293,671

Medical Office Building Services Revenue	2,159	2,537	2,840	3,434	5,529
Total Medical Office Buildings - Revenue	113,105	113,683	111,791	104,248	94,639

Triple-Net Services Revenue	1,115	1,111	1,110	1,110	1,110
Non-Segment Services Revenue	263	—	—	—	—
Total Medical Office Building and Other Services Revenue	3,537	3,648	3,950	4,544	6,639

Seniors Housing Operating
Seniors Housing - Stabilized	336,754	334,536	317,608	312,241	299,345
Seniors Housing - Lease up	4,114	3,892	3,582	3,579	3,360
Seniors Housing - Other	726	742	743	740	732
Total Resident Fees and Services	341,594	339,170	321,933	316,560	303,437

Non-Segment Income from Loans and Investments	14,733	16,103	14,690	9,035	8,152
Total Revenues, excluding Interest and Other Income	685,049	683,588	657,094	638,928	611,899

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	35,232	33,723	36,360	32,981	26,401
Medical Office - Lease up	3,169	2,818	3,324	3,163	3,220
Total Medical Office Buildings	38,401	36,541	39,684	36,144	29,621

Seniors Housing Operating
Seniors Housing - Stabilized	227,907	227,456	218,857	212,933	203,770
Seniors Housing - Lease up	2,814	2,839	3,114	2,743	2,657
Seniors Housing - Other	616	613	580	630	604
Total Seniors Housing	231,337	230,908	222,551	216,306	207,031
Total Property-Level Operating Expenses	269,738	267,449	262,235	252,450	236,652

Medical Office Building Services Costs	1,667	1,639	1,569	1,487	3,839

Net Operating Income

Triple-Net
Triple-Net Properties	214,239	213,521	207,570	207,975	204,561
Triple-Net Services Revenue	1,115	1,111	1,110	1,110	1,110
Total Triple-Net	215,354	214,632	208,680	209,085	205,671

Medical Office Buildings
Medical Office - Stabilized	66,851	68,727	63,667	59,477	53,935
Medical Office - Lease up	5,694	5,878	5,600	5,193	5,554
Medical Office Buildings Services	492	898	1,271	1,947	1,690
Total Medical Office Buildings	73,037	75,503	70,538	66,617	61,179

Seniors Housing Operating
Seniors Housing - Stabilized	108,847	107,080	98,751	99,308	95,575
Seniors Housing - Lease up	1,300	1,053	468	836	703
Seniors Housing - Other	110	129	163	110	128
Total Seniors Housing	110,257	108,262	99,382	100,254	96,406
Non-Segment	14,996	16,103	14,690	9,035	8,152
Net Operating Income	$413,644	$414,500	$393,290	$384,991	$371,408

Note: Amounts above are adjusted to exclude discontinued operations for all periods presented.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Total Same-Store Portfolio NOI
(Dollars in thousands)

	For the Three Months Ended
	June 30,
	2013	2012

Net Operating Income	$413,644	$371,408

Less:
NOI Not Included in Same-Store	32,048	7,251
Straight-Lining of Rental Income	6,465	5,476
Non-Cash Rental Income	2,829	3,441
Non-Segment NOI	14,996	8,153
	56,338	24,321

Same-Store Cash NOI	$357,306	$347,087

Percentage Increase		3%

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CONTACT:
Ventas, Inc.
Lori B. Wittman, (877) 4-VENTAS